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STATE OF ALABAMA)                                                Exhibit 10.5
JEFFERSON COUNTY)

   THIS AGREEMENT made and entered into this day, June 1, 1995, by and between the CITY OF BIRMINGHAM presently operating under the Mayor Council Act of 1955 (hereinafter referred to as the "City") and CHAPMAN CAPITAL MANAGEMENT, INCORPORATED a registered investment advisor (hereinafter referred to as "Advisor").

   The parties hereto agree as follows:

                                   ARTICLE I

                              THE BIRMINGHAM FUND

   The City has available cash together with other assets which are hereby designated by the City and accepted by Advisor and any assets collected, purchased, received or acquired by the City following the advice of Advisor, shall be referred to herein as the "Birmingham Fund." The Finance Director of the City shall have authority to designate the cash and assets which shall be subject to this Agreement.

                                  ARTICLE II

                          BIRMINGHAM FUND SUPERVISION

   The Advisor agrees to manage the assets of the fund in accordance with City Ordinance Number 94-90.

   Advisor will discuss with the City any questions that may be raised by the City from time to time with regard to the Birmingham Fund. Advisor shall have authority to make investments in accord with the City's Internal Investment Policy. All investments made by Advisor will be

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reported to the Finance Director of the City by statements and confirmations and at a quarterly meeting with the May and Finance Director.

   Any uninvested funds will be swept into a US Government money market fund to earn maximum income on such temporarily uninvested funds. The Advisor will not charge an additional fee for this service provided that the City recognizes that a fee may be charged by the custodian or Advisor managing the US Government money market fund.

   Advisor will comply with all reasonable reporting and information requests of the Finance Director. Advisor shall comply with the City's Internal Investment Policy, as it may be amended, established by the City.

                                  ARTICLE III

              PURCHASE AND SALE OF SECURITIES AND OTHER PROPERTY

   Advisor shall have discretion to place for the City's account orders for the purchase and sale of securities.

                                  ARTICLE IV

                          REGISTRATION OF SECURITIES

   All securities in the Birmingham Fund which are registrable shall be registered by the custodian in the name of the City unless authorized in writing otherwise by the Finance Director.

                                  ARTICLE V

                            CUSTODY OF SECURITIES

   The City desires that the monies and securities comprising the Birmingham Fund be held in a bonded banking institution whose main office is located within the corporate limits of the City of Birmingham, Alabama. The City shall pay the fee for such custody. All assets of the

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City in the custody of Advisor or which may come into the custody of Advisor shall immediately be transferred into the custody of the custodian.

                                  ARTICLE VI

                     LITERATURE AND MAIL RECEIVED BY BANK

   Advisor will endeavor to forward to the City's Finance Director any proxies, financial statements, or other literature received by it in connection with or relating to securities held by it, but Advisor shall be under no obligation other than good faith efforts, to forward such proxies, financial statements, or other literature. Since Advisor may receive correspondence directed to the City in care of Advisor, Advisor is authorized to accept and open all mail so addressed.

   The Advisor is relieved from the responsibility of voting any securities or other property held in the Birmingham Fund. Advisor may recommend voting to the City.

                                  ARTICLE VII

                WITHDRAWAL OF ASSETS FROM THE BIRMINGHAM FUND

   Any and all assets in the Birmingham Fund may be withdrawn by the City at any time upon receipt by Advisor of a certified copy of resolution duly signed by the City's Mayor or on the written order of the City's Finance Director.

                                  ARTICLE VIII

                    AMENDMENT OR TERMINATION OF AGREEMENT

   This agreement may be altered at any time by letter or other written instrument in such manner as may be mutually agreed upon by Advisor and the City and may be terminated at any time either by Advisor or by the City whereupon all assets of every kind and nature in the Birmingham Fund as it then exists, shall be paid over, delivered or surrendered, in whatever form the same may be, to the City.

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                          GENERAL TERMS AND CONDITIONS

     1. It is understood that the City is the owner of all assets from time to time comprising the Birmingham Fund. Advisor shall be responsible for the safekeeping of any assets in its custody but shall not be required to exercise greater care in this regard than it reasonably does in the safekeeping of its own property. The Advisor shall not be liable or responsible for any act or failure to act of any broker or similar agent employed by Advisor to effect a transaction on City's behalf, or for the financial solvency of any such broker or agent, as long as Advisor either exercises the same care in selecting such broker or agent as Advisor employees in handling similar transactions involving its own property, unless Advisor utilizes the broker or agents selected by the City.

     2. City agrees that Advisor shall not through this contract be liable for any loss, damage, or expense resulting from the execution by Advisor of any order for the City hereunder or for any taxes or other governmental charger, or any expense related thereto, which may be imposed or assessed in respect to the Birmingham Fund, or any part thereof. The City does not hereby assume any expense in addition to charges noted herein or other reasonable expense except as may be expressly approved in writing by the City or the Finance Director.

     3.  Fee. Advisor shall be entitled to a reasonable fee for acting as
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investment advisor. Such fee shall be paid quarterly and shall be at the annual rate of thirty five-hundredths of one percent (.35%) of the market value of the Birmingham Fund at the end of the preceding quarter up to, but not exceeding, a market value of fifty million dollars ($50,000,000). The fee for all assets exceeding fifty million dollars ($50,000,000) shall be twenty five-hundredths of one percent (.25%) of the market value of the Birmingham Fund at the end of the preceding quarter.


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The fee for all assets exceeding one hundred million dollars ($100,000,000)
shall be twenty one-hundredths of one percent (.20%) of the market value of the Birmingham Fund at the end of the preceding quarter. This fee shall be automatically amended to equal any increased fee schedule approved by the Mayor.

     4. Advisor will comply with all applicable federal, state and local laws and ordinances and will take no action under this contract which would cause a violation of any such law or ordinance.

     5. So long as the provisions of Section 28(c) of the Securities Exchange Act of 1934 are met, Advisor may cause a broker or dealer to be paid reasonable commissions in excess of those another broker or dealer would or might charge. No more than fifty percent of these transactions may be effected through or with the Chapman Company as broker, dealer or principal, and the City may impose additional limitation in writing. In connection with such transactions, The Chapman Company will receive compensation related to the brokerage function independent of the compensation paid to Advisor hereunder.

     6.  Bond. City notifies Advisor that Advisor is not covered under any
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bond obtained by the City pursuant to Section 412 of ERISA or otherwise. Upon termination, Advisor shall be entitled to a prorate fee for the quarter in which termination occurs.

     7.  Asset Transfer. The Finance Director of the City shall have
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authority to make all determinations relating to asset transfer as in his judgment are in the best interests of the City.

     8.  Notices. any notices hereunder may be given to the City at:
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                       Director of Finance
                       205 City Hall
                       Birmingham, Alabama 35203

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and to Advisor at:
                       Chapman Capital Management
                       World Trade Center Baltimore
                       401 East Pratt Street
                       Baltimore, Maryland 21202

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in their respective names by their respective officers who are hereunto duly authorized, in duplicate, all on the day and year first above written.


CITY OF BIRMINGHAM                      ATTEST:


By: /s/ Richard Arrington, Jr.,         By: /s/ Mac Underwood
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   Richard Arrington, Jr., Mayor


CHAPMAN CAPITAL MANAGEMENT              ATTEST":


By: /s/ Nathan Chapman                  By: /s/ Earl U. Bravo, Sr.
   -----------------------------           --------------------------
   Nathan Chapman, President